                      AMENDMENT TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin Templeton Distributors, Inc.
                    Aetna Life Insurance and Annuity Company
                       Aetna Insurance Company of America
                     Golden American Life Insurance Company
                             Directed Services, Inc.


The participation agreement, dated as of July 20, 2001, by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. Aetna Life Insurance and Annuity Company and Aetna Insurance Company of America (the "Agreement") is hereby amended as follows:

     1. Golden American Life Insurance Company and Directed Services, Inc. are added as parties to the Agreement.

     2.   The following Section 2.1.12 is added to the Agreement:

               2.1.12 You undertake and agree to comply, and to take full responsibility in complying with any and all laws, regulations, protocols and other requirements relating to money laundering both United States and foreign, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder, the "Act," and any requirements and/or or requests in connection therewith, made by regulatory authorities, the Trust or the Underwriter or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Act.

          You agree as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Trust, the Underwriter or their duly appointed agents, with all necessary reports created in the normal course of business ("reports") and information for them to fulfill their obligations, if any, under the Act for the purposes of the Trust, the Underwriter, or other third parties complying with any and all anti-money laundering requirements, including, without limitation, the enhanced due diligence obligations imposed by the Act, the filing of Currency Transaction Reports and/or of Suspicious Activity Reports obligations required by the Act, and/or the sharing of information requirements imposed by the Act.

          In the event satisfactory reports and information are not received within a reasonable time period from the date of the request, the Trust or the Underwriter reserve the right to reject any transaction and/or cease to deal with you and/or the Accounts.

          Further, you represent that you have not received notice of, and to your knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that you are not or have not been in compliance with the Act, and the rules and regulations promulgated thereunder. You agree to notify the Trust and the Underwriter immediately if the representation in the previous sentence is no longer true or if you have a reasonable basis for believing that such representation may no longer be true.

     3. Section 9.2 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.2:

               9.2 This Agreement may be terminated immediately by us upon written notice to you if:

                      9.2.1 you notify the Trust or the Underwriter that the
               exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts, provided, however, that this
               Section 9.2.1 shall not apply if the exemptions from registration do not apply solely because you have determined to, and have, registered the Accounts and the Contracts pursuant to the 1933 and 1940 Acts; or

                      9.2.2 either one or both of the Trust or the Underwriter
               respectively, shall determine, in their sole judgement exercised in good faith, that you have suffered a material adverse change in your business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; or

                      9.2.3 you breach any of the provisions of Section 2.1.12
               of this Agreement or any of the warranties and representations you make in that Section: (i) were not true on the effective date of this Agreement; (ii) are no longer true; or (iii) have not been true during any time since the effective date of this Agreement.

     4. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following Section 9.3:

                      9.3 If this Agreement is terminated for any reason, except as required by the Shared Funding Order or pursuant to Section
               9.2.1 or Section 9.2.3, above, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern.

     5. Section 7.1.1 of the Agreement is hereby deleted in its entirety and replaced with the following Section 7.1.1:

                      7.1.1 You agree to indemnify and hold harmless the
               Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Section 7) against any and all losses, claims damages, fines, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, fines, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

     6. Schedules A, B, C, F and G of the Agreement are hereby deleted in their entirety and replaced with the Schedules A, B, C, F and G attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of January 2, 2002.


FRANKLIN TEMPLETON VARIABLE INSURANCE      FRANKLIN TEMPLETON DISTRIBUTORS, INC.
PRODUCTS TRUST

By:  /s/ Karen L. Skidmore                 By:  /s/ Philip J. Kearns
     ---------------------------------          -------------------------------
Name:  Karen L. Skidmore                   Name:  Philip J. Kearns
Title:  Assistant Vice President           Title:  Vice President


AETNA LIFE INSURANCE AND ANNUITY COMPANY   AETNA INSURANCE COMPANY OF AMERICA

By:  /s/ Laurie M. Tillinghast             By:  /s/ Laurie M. Tillinghast
     ---------------------------------          -------------------------------
Name:  Laurie M. Tillinghast               Name:  Laurie M. Tillinghast
Title:  Vice President                     Title:  Pursuant to a Delegation of
                                                   Authority dated 8/12/98

GOLDEN AMERICAN LIFE INSURANCE COMPANY     DIRECTED SERVICES, INC.

By:  /s/ Kimberly J. Smith                 By:  /s/ David L. Jacobson
     ---------------------------------          -------------------------------
Name:  Kimberly J. Smith                   Name:  David L. Jacobson
Title:  Executive Vice President           Title:  Senior Vice President

                                   SCHEDULE A

                                  THE COMPANIES


Aetna Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, CT  06156

         Incorporated in Connecticut.

Aetna Insurance Company of America
Principal Business Office: 151 Farmington Avenue
                           Hartford, CT  06156

         Principal Executive Office: 5100 West Lemon Street, Suite 213
                                     Tampa, FL  33609

         Incorporated in Connecticut. Effective January 5, 2000, changed its state of domicile to Florida.

Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380

         Incorporated in Minnesota. Effective December 21, 1993, changed its state of domicile to Delaware.

Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA  19380

         Incorporated in New York.

                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANIES

AETNA LIFE INSURANCE AND ANNUITY COMPANY

1.  Name:                                       Variable Annuity Account B
    Date Established:                           1974
    SEC Registration Number:                    811-02512

2.  Name:                                       Variable Annuity Account C
    Date Established:                           1974
    SEC Registration Number:                    811-02513

3.  Name:                                       Variable Annuity Account D
    Date Established:                           1974
    Unregistered

4.  Name:                                       Variable Life Account C
    Date Established:                           1999
    SEC Registration Number:                    811-09665

AETNA INSURANCE COMPANY OF AMERICA

1.  Name:                                       Variable Annuity Account I
    Date Established:                           1999
    SEC Registration Number:                    811-8502

GOLDEN AMERICAN LIFE INSURANCE COMPANY

1.  Name:                                       Variable Annuity Account B
    Date Established:                           July 14, 1988
    SEC Registration Number:                    811-5626

                                   SCHEDULE C
   AVAILABLE PORTFOLIOS AND CLASSES OF SHARE OF THE TRUST; INVESTMENT ADVISERS

Franklin Templeton Variable Insurance Products Trust                   Investment Adviser
----------------------------------------------------                   ------------------
Franklin Growth and Income Securities Fund                             Franklin Advisers, Inc.
Franklin Income Securities Fund                                        Franklin Advisers, Inc.
Franklin Small Cap Fund                                                Franklin Advisers, Inc.
Franklin U.S. Government Fund                                          Franklin Advisers, Inc.
Franklin Value Securities Fund                                         Franklin Advisers Services, LLC
Mutual Shares Securities Fund                                          Franklin Mutual Advisers, LLC
Templeton Developing Markets Securities Fund                           Templeton Asset Management, Ltd.
Templeton Growth Securities Fund                                       Templeton Global Advisors Limited
Templeton International Securities Fund                                Templeton Investment Counsel, LLC

                                   SCHEDULE F
                                RULE 12B-1 PLANS


COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

PORTFOLIO NAME                                       MAXIMUM ANNUAL PAYMENT RATE
--------------                                       ---------------------------
Franklin Growth and Income Securities Fund                    X.XX%
Franklin Income Securities Fund                               X.XX %
Franklin Small Cap Fund                                       X.XX %
Franklin U.S. Government Fund                                 X.XX %
Franklin Value Securities Fund                                X.XX %
Mutual Shares Securities Fund                                 X.XX %
Templeton Developing Markets Securities Fund                  X.XX %
Templeton Growth Securities Fund                              X.XX %
Templeton International Securities Fund                       X.XX %

AGREEMENT PROVISIONS

         If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

         To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity of service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, cooredinating responses to Contract Onwer inquiries regarding the Portfolios, maintaining such accounts or providing other enhanced services as a Trust Portfolio or Contarct may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan.

These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

         You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

         The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. Because the Rule 12b-1 fees paid to you pursuant to the Plans may be reduced or terminated at any time and we are not liable for, and will not offset any reduction or termination in such fees, you agree to consider whether or not your selling agreements with persons or entities through whom you intend to distribute the Contracts should provide that compensation paid to them may be reduced if such Rule 12b-1 fees are reduced or terminated.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plan shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statues, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

To the Company:            Aetna Life Insurance and Annuity Company
                           151 Farmington Avenue
                           Hartford, CT 06156
                                Attention:  Julie E. Rockmore, Counsel

                           Aetna Insurance Company of America
                           151 Farmington Avenue
                           Hartford, CT 06156
                                Attention:  Julie E. Rockmore, Counsel

                           Golden American Life Insurance Company
                           1475 Dunwoody Drive
                            West Chester, PA 19380
                                Attention:  Linda E. Senker, Vice President &
                                            Associate General Counsel

To the Trust:              Franklin Templeton Variable Insurance Products Trust
                           1 Franklin Parkway
                           San Mateo, California 94403
                                Attention:  Karen L. Skidmore
                                            Assistant Vice President

To the Underwriter:        Franklin Templeton Distributors, Inc.
                           1 Franklin Parkway
                           San Mateo, California 94403
                                Attention:  Philip J. Kearns
                                            Vice President